UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada                              000-26927                                  77-0443643

(State or other jurisdiction           (Commission                                (IRS Employer

of incorporation)                   File Number)                             Identification No.)

       107 W. Bridge St., Portland, MI 48875

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (855) 410-8509

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2015 the board of directors of WWA Group, Inc. (the “Company”) directed an officer of the Company to enter into a Share Exchange Agreement (“Agreement”) with AllCom, a Nevada corporation.  The Company will acquire all of the issued and outstanding stock of Genie Gateway (“Genie”) for a combination of the Company’s common and preferred stock.  Genie is a California corporation and the wholly owned subsidiary of AllCom.

The Agreement provides that AllCom will exchange 100% of the issued and outstanding common shares of Genie for a combination of the Company’s common stock and a Series B Preferred Stock, to be created in connection with the transaction.  The combination of the newly issued securities will constitute ninety-seven percent (97%) voting control of all of the issued and outstanding capital stock of WWAG.  The Agreement further provides for the appointment of four new members to the Company’s board of directors while one current member of the board will resign.  The transaction is subject to the parties meeting certain conditions precedent to closing.

AllCom is a developer of proprietary hardware and software solutions integrating telecommunications, electronic banking and the internet.

Genie Gateway is a forward-looking unified communications and payment processing platform blending business products and services - traditionally purchased from multiple vendors - into one seamless service.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.    Description

      10.01       Share Exchange Agreement between WWA Group, Inc. and AllCom

      99.01       Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 26, 2015

WWA Group, Inc.

A Nevada corporation

 /s/ Thomas Nix

By: Thomas Nix

Its: Chief Executive Officer and Director